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                                                                     EXHIBIT 3.B





                                     BY-LAWS

                                       OF

                               EL PASO CORPORATION





As amended January 29, 2001
Name Change effective February 7, 2001


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                                TABLE OF CONTENTS

                                                                                                          Page
ARTICLE I.   OFFICES.........................................................................................1
         Section 1    -   Registered Office and Agent........................................................1
         Section 2    -   Other Offices......................................................................1

ARTICLE II.  STOCKHOLDERS....................................................................................1
         Section 1    -   Annual Meetings....................................................................1
         Section 2    -   Special Meetings...................................................................1
         Section 3    -   Place of Meetings..................................................................2
         Section 4    -   Notice of Meetings.................................................................2
         Section 5    -   Fixing of Record Date for Determining Stockholders.................................2
         Section 6    -   Quorum.............................................................................3
         Section 7    -   Organization.......................................................................3
         Section 8    -   Voting.............................................................................4
         Section 9    -   Inspectors.........................................................................5
         Section 10   -   List of Stockholders...............................................................5
         Section 11   -   Stockholder Proposals..............................................................5

ARTICLE III. BOARD OF DIRECTORS..............................................................................6
         Section 1    -   Number, Qualification and Term of Office...........................................6
         Section 2    -   Vacancies..........................................................................7
         Section 3    -   Nominations of Directors...........................................................7
         Section 4    -   Resignations.......................................................................8
         Section 5    -   Removals...........................................................................8
         Section 6    -   Place of Meetings; Books and Records...............................................8
         Section 7    -   Annual Meeting of the Board........................................................8
         Section 8    -   Regular Meetings...................................................................9
         Section 9    -   Special Meetings...................................................................9
         Section 10   -   Quorum and Manner of Acting........................................................9
         Section 11   -   Organization.......................................................................9
         Section 12   -   Consent of Directors in Lieu of Meeting...........................................10
         Section 13   -   Telephonic Meetings...............................................................10
         Section 14   -   Compensation......................................................................10
         Section 15   -   Interested Directors..............................................................10

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
ARTICLE IV.   COMMITTEES OF THE BOARD OF DIRECTORS..........................................................11
         Section 1    -   Executive Committee...............................................................11
         Section 2    -   Finance Committee.................................................................11
         Section 3    -   Audit Committee...................................................................11
         Section 4    -   Compensation Committee............................................................12
         Section 5    -   Committee Chairman, Books and Records.............................................12
         Section 6    -   Alternates........................................................................12
         Section 7    -   Other Committees..................................................................12
         Section 8    -   Quorum and Manner of Acting.......................................................13

ARTICLE V.    OFFICERS......................................................................................13
         Section 1    -   Number............................................................................13
         Section 2    -   Election..........................................................................13
         Section 3    -   Resignations......................................................................13
         Section 4    -   Removals..........................................................................14
         Section 5    -   Vacancies.........................................................................14
         Section 6    -   Chairman of the Board.............................................................14
         Section 7    -   Chief Executive Officer...........................................................16
         Section 8    -   President.........................................................................16
         Section 9    -   Vice Chairman of the Board........................................................17
         Section 10   -   Chief Operating Officer...........................................................17
         Section 11   -   Chief Financial Officer...........................................................17
         Section 12   -   Vice Presidents...................................................................17
         Section 13   -   General Counsel...................................................................18
         Section 14   -   Secretary.........................................................................18
         Section 15   -   Treasurer.........................................................................18
         Section 16   -   Controller........................................................................19
         Section 17   -   Absence or Disability of Officers.................................................19

ARTICLE VI.   STOCK CERTIFICATES AND TRANSFER THEREOF.......................................................19
         Section 1    -   Stock Certificates................................................................19
         Section 2    -   Transfer of Stock.................................................................19
         Section 3    -   Transfer Agents and Registrars....................................................20
         Section 4    -   Additional Regulations............................................................20
         Section 5    -   Lost, Stolen or Destroyed Certificates............................................20

ARTICLE VII.  DIVIDENDS, SURPLUS, ETC.......................................................................20

ARTICLE VIII. SEAL..........................................................................................20

ARTICLE IX.   FISCAL YEAR...................................................................................21

ARTICLE X.    INDEMNIFICATION...............................................................................21
         Section 1    -   Right to Indemnification..........................................................21
         Section 2    -   Right of Indemnitee to Bring Suit.................................................22


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
         Section 3    -   Nonexclusivity of Rights..........................................................22
         Section 4    -   Insurance, Contracts and Funding..................................................22
         Section 5    -   Wholly Owned Subsidiaries.........................................................23
         Section 6    -   Indemnification of Agents of the Corporation......................................23

ARTICLE XI.   CHECKS, DRAFTS, BANK ACCOUNTS, ETC............................................................23
         Section 1    -   Checks, Drafts, Etc.; Loans.......................................................23
         Section 2    -   Deposits..........................................................................23

ARTICLE XII.  AMENDMENTS....................................................................................23

ARTICLE XIII. MISCELLANEOUS.................................................................................24

ARTICLE XIV.  SPECIAL PROVISIONS............................................................................24
         Section 1    -   Board of Directors; Nominating Committees.........................................24
         Section 2    -   Certain Officers..................................................................25
         Section 3    -   Superceding Effect; Amendments....................................................26


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                                     BY-LAWS

                                       OF

                               EL PASO CORPORATION


                                    ARTICLE I
                                     OFFICES

SECTION 1. REGISTERED OFFICE AND AGENT

         The registered office of the corporation is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

SECTION 2. OTHER OFFICES

         The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors (the "Board") may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                                  STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS

         A meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at 9:00 a.m., on the third Thursday of April, or at such other time and/or such other date as shall be fixed by resolution of the Board. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2. SPECIAL MEETINGS

         Special meetings of the stockholders for any purpose or purposes may be called only by a majority of the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board.

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SECTION 3. PLACE OF MEETINGS

         The annual meeting of the stockholders of the corporation shall be held at the general offices of the corporation in the City of Houston, State of Texas, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting.

SECTION 4. NOTICE OF MEETINGS

         4.1 GIVING OF NOTICE. Except as otherwise provided by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         4.2 NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         4.3 WAIVER OF NOTICE.

                  4.3.1 Whenever any notice is required to be given to any stockholder under the provisions of these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                  4.3.2 The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5. FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

         5.1 MEETINGS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for




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determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         5.2 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS. For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 6. QUORUM

         A majority of the outstanding shares of stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders; provided that where a separate vote by a class or classes or by a series of a class is required, a majority of the outstanding shares of such class or classes or of such series of a class, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on that matter. Shares of stock will be counted toward a quorum if they are either (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 7. ORGANIZATION

         At each meeting of the stockholders, the Chairman of the Board, or in his absence the Chief Executive Officer, the President or the Vice Chairman of the Board, or if all of the said persons are absent, a person designated by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board, or in the absence of such designated person, a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chairman of the meeting.


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         The Secretary, or in his absence or in the event he shall be presiding over the meeting in accordance with the provisions of this Section, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 8. VOTING

         8.1 GENERAL PROVISIONS. Unless otherwise provided in the Restated Certificate of Incorporation or a resolution of the Board creating a series of stock, at each meeting of the stockholders, each holder of any share of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the corporation on the record date fixed as provided in these By-laws for determining the stockholders entitled to vote at such meeting. In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware. In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal. A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be counted as a vote "for" the management's position. Where a separate vote by a class or classes or by a series of a class is required, if a quorum is present, the affirmative vote of the majority of shares of such class or classes or series of a class present in person or represented by proxy at the meeting shall be the act of such class or classes or series of a class. The provisions of this Section will govern with respect to all votes of stockholders except as otherwise provided for in these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware.

         8.2 VOTING FOR DIRECTORS. At each election of Directors the voting shall be by written ballot. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

         8.3 SHARES HELD OR CONTROLLED BY THE CORPORATION. Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of Directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

         8.4 PROXIES. A stockholder may vote by a proxy which is in writing or is transmitted electronically, including but not limited to, via telegram, cablegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by the stockholder or by his attorney-in-fact. Any electronic transmission must set forth information from which it can be determined by the Company or the Inspector that such electronic transmission was authorized by the stockholder. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in


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writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

SECTION 9. INSPECTORS

         Prior to each meeting of stockholders, the Board shall appoint at least one Inspector who is not a Director, candidate for Director or officer of the corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies. Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

SECTION 10. LIST OF STOCKHOLDERS

         The Secretary or other officer or agent having charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any such meeting.

SECTION 11. STOCKHOLDER PROPOSALS

         At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the Board or (b) by a stockholder of the corporation who complies with the procedures set forth in this Section 11. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the corporation not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the


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date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 11.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Section 11 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board.


                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. NUMBER, QUALIFICATION AND TERM OF OFFICE

           The business, property and affairs of the corporation shall be managed by a Board consisting of not less than one Director. The Board shall from time to time by a vote of a majority of the Directors then in office fix the specific number of Directors to constitute the Board. At each annual meeting of stockholders a Board shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is duly elected and shall qualify.


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

SECTION 2. VACANCIES

           Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of the majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board.

SECTION 3. NOMINATIONS OF DIRECTORS

         Subject to the rights, if any, of the holders of any series of preferred stock then outstanding, only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board for the purpose of electing Directors (i) by or at the direction of the Board or (ii) by any stockholder of the corporation entitled to vote for the election of Directors at such meeting who complies with the notice procedure set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the corporation not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

         A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the corporation's (or its agent's) books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominee(s) on the date of such stockholder's notice (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to


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

nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 3. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 4. RESIGNATIONS

         Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board or the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and the acceptance of such resignation, unless otherwise required by the terms thereof, shall not be necessary to make it effective.

SECTION 5. REMOVALS

         Any Director may be removed, with or without cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the corporation entitled to vote for the election of such Director, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such a meeting.

SECTION 6. PLACE OF MEETINGS; BOOKS AND RECORDS

         The Board may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

         The Board, subject to the provisions of applicable statutes, may authorize the books and records of the corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board.

SECTION 7. ANNUAL MEETING OF THE BOARD

         The first meeting of each newly elected Board, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the newly elected Directors.


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

SECTION 8. REGULAR MEETINGS

         The Board shall provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

SECTION 9. SPECIAL MEETINGS

         Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Whenever any notice is required to be given to any Director under the provisions of these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 10. QUORUM AND MANNER OF ACTING

         Except as otherwise provided by statute, the Restated Certificate of Incorporation, or these By-laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

SECTION 11. ORGANIZATION

         At every meeting of the Board, the Chairman of the Board or in his absence the Chief Executive Officer, the President or the Vice Chairman of the Board, or if all of the said persons are absent, a chairman chosen by a majority of the Directors present shall act as chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 12. CONSENT OF DIRECTORS IN LIEU OF MEETING

         Unless otherwise restricted by the Restated Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

SECTION 13. TELEPHONIC MEETINGS

         Members of the Board, or any committee designated by the Board, may participate in any meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

SECTION 14. COMPENSATION

         Each Director, who is not a full-time salaried officer of the corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board, may receive as a Director a stated salary or an annual retainer, and any other benefits as the Board may determine, and in addition may be allowed a fixed fee or reimbursement of his reasonable expenses for attendance at each regular or special meeting of the Board or any committee thereof.

SECTION 15. INTERESTED DIRECTORS

         No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers of this corporation, or have a financial interest in such contract or transaction, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. EXECUTIVE COMMITTEE

         The Board may, in its discretion, designate an Executive Committee, consisting of such number of Directors as the Board may from time to time determine. The committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but the committee shall have no power or authority to amend the Restated Certificate of Incorporation (except that the committee may, to the extent authorized by the Board, fix by resolution or resolutions the designations and any of the powers, preferences or rights of shares of any series of Preferred Stock relating to voting or other powers, dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, fix the qualifications, limitations or restrictions of shares of any such series of stock, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series). The committee shall have such other powers as the Board may from time to time prescribe.

SECTION 2. FINANCE COMMITTEE

         The Board may, in its discretion, designate a Finance Committee, consisting of such number of Directors as the Board may from time to time determine. The committee shall monitor, review, appraise and recommend to the Board appropriate action with respect to the corporation's capital structure, its source of funds and its financial position; review and recommend appropriate delegations of authority to management on expenditures and other financial commitments; review terms and conditions of financing plans; develop and recommend dividend policies and recommend to the Board specific dividend payments; and review the performance of the trustee of the corporation's pension trust fund, and any proposed change in the investment policy of the trustee with respect to such fund. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 3. AUDIT COMMITTEE

         The Board shall designate annually an Audit Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers or employees of the corporation. The committee shall review with the independent accountants the corporation's financial statements, basic accounting and financial policies and practices, adequacy of controls, standard and special tests used in verifying the corporation's statements of account and in determining the soundness of the corporation's financial condition, and the committee shall report to the Board the results of such reviews; review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementation of policies and practices recommended by the independent accountants; ensure that suitable independent audits are made of the operations and results of subsidiary corporations and affiliates; and monitor compliance with the corporation's code of business conduct. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 4. COMPENSATION COMMITTEE

         The Board shall designate annually a Compensation Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers or employees of the corporation. The committee shall administer the corporation's executive compensation plans and programs. In addition, the committee shall consider proposals with respect to the creation of and changes to executive compensation plans and will review appropriate criteria for establishing certain performance measures and determining annual corporate and executive performance ratings under applicable corporation plans and programs. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

SECTION 5. COMMITTEE CHAIRMAN, BOOKS AND RECORDS

         Each committee shall elect a chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the committee shall be reported to the Board at the next meeting of the Board.

SECTION 6. ALTERNATES

         Alternate members of the committees prescribed by this Article IV may be designated by the Board from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

         Alternate members of such committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such committees.

SECTION 7. OTHER COMMITTEES

         The Board may designate such other committees, consisting of such number of Directors as the Board may from time to time determine, and each such committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board, such duties, functions and powers as the Board may from time to time prescribe.

SECTION 8. QUORUM AND MANNER OF ACTING

         At each meeting of any committee the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action; provided, however, that no action may be taken by the Executive Committee or the Finance Committee when one or more officers of the corporation are present as members at a meeting of either such committee unless such action shall be concurred in by the vote of at least one member of such committee who is not an officer of the corporation.


                                    ARTICLE V
                                    OFFICERS

SECTION 1. NUMBER

         The officers of the corporation shall consist of such of the following as the Board may from time to time elect or appoint, or as the Chairman of the Board may from time to time appoint pursuant to Section 6 of this Article V: a Chairman of the Board, a Chief Executive Officer, a President, a Vice Chairman of the Board, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, a Secretary, a Treasurer, a Controller and one or more of the following: Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Associate or Assistant General Counsel, Assistant Secretary, Assistant Treasurer, Assistant Controller and such other officers with such titles and powers and/or duties as the Board or the Chairman of the Board, as the case may be, shall from time to time determine. Officers of the corporation may simultaneously serve as officers of subsidiaries or divisions thereof. Any number of offices may be held by the same person.

SECTION 2. ELECTION

         The officers of the corporation, except those who may be appointed by the Chairman of the Board as provided in Section 6 of this Article V, shall be elected or appointed as soon as practicable after the annual meeting of stockholders in each year to hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 3. RESIGNATIONS

         Any elected or appointed officer may resign at any time upon written notice to the Chairman of the Board or the Secretary of the corporation. Such resignation shall take effect upon the date of its receipt or at such later time as may be specified therein, and unless otherwise required by the terms thereof, no acceptance of such resignation shall be necessary to make it effective.

SECTION 4. REMOVALS

         Any elected or appointed officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board, and in the case of an officer appointed pursuant to Section 6 of this Article V, may be so removed by the Chairman of the Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election or appointment of any officer shall not of itself create contractual rights.

SECTION 5. VACANCIES

         Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting or as otherwise provided in these By-laws.

SECTION 6. CHAIRMAN OF THE BOARD

         The Chairman of the Board shall, when present, preside at all meetings of the stockholders and the Board; shall have authority to call special meetings of the stockholders and of the Board; and shall have such other powers and duties as are expressly provided in these By-laws.

         The Chairman of the Board shall have authority to sign and acknowledge in the name and on behalf of the corporation all stock certificates, contracts or other documents and instruments, except where the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the corporation, other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the corporation. He shall have the power to appoint and remove any Vice President, Controller, General Counsel, Secretary or Treasurer of the corporation. He shall also have the power to appoint and remove such associate or assistant officers of the corporation with such titles and duties as he may from time to time deem necessary or appropriate. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board or the Executive Committee.

         The Chairman of the Board is hereby authorized, without further approval of the Finance Committee or the Board:

               (a) To approve individual expenditures by the corporation of up to $80 million each for individual expenditures in categories not presented to the Board in the annual budget or plan, including but not limited to individual expenditures pertaining to operating expenses, purchases, leases, options to purchase or lease assets, investments, business acquisitions, land purchases, products or services acquisitions, bid or performance bonds (provided however, that the authority to issue such a bond shall not be deemed to authorize the activity covered thereby unless such activity would itself be authorized hereunder), litigation settlements, charitable donations and political contributions.

               (b) To approve expenditures by the corporation for the amounts (subject to subparagraph (c) below) presented to the Board in the annual budget or plan, including but not limited to individual expenditures pertaining to operating and capital expenses, purchases, leases, options to purchase or lease assets, investments, business acquisitions, land purchases, products or services acquisitions, bid or performance bonds (provided however, that the authority to issue such a bond shall not be deemed to authorize the activity covered thereby unless such activity would itself be authorized hereunder), litigation settlements, charitable donations and political contributions.

               (c) To approve individual cost overruns of up to 10% of any amounts approved by or presented to the Board.

               (d) To enter into leases or extensions thereof and other agreements with respect to the assets of the corporation, including interests in minerals and real estate, for a term of not more than 10 years or for an unlimited term if the aggregate initial rentals, over the term of the lease, including renewal options, do not exceed $80 million.

               (e) To approve capital contributions to the corporation's subsidiaries and to enter into performance and financial guarantees for the benefit of the corporation's subsidiaries.

               (f) To approve disposition of assets and interests in securities of subsidiaries or related commitments, provided that the aggregate market value of the assets being disposed of in any one such transaction does not exceed $80 million.

               (g) To approve increases in the capital budgets of the corporation's operating subsidiaries provided such increases in the aggregate do not exceed 10% of the corporation's capital budget for the fiscal year.

               (h) To approve in emergency situations commitments in excess of the above-described limits provided they are in the interests of the corporation.

The above delegation of authority does not authorize the corporation or its subsidiaries to make a significant change in its business or to issue the corporation's capital stock without the specific approval of the Board. Notwithstanding the foregoing limitations, the Chairman of the Board shall have such power and authority as is usual, customary and desirable to perform all the duties of the office (including, but not limited to, the approval of payments or arrangements made in connection with the corporation's debt, interest, tax, contractual, and regulatory obligations) necessary to, and consistent with, the businesses of the corporation and its subsidiaries. The Chairman of the Board (and other officers of the corporation as delegated by the Chairman of the Board or as authorized in these By-laws) may delegate the foregoing authorization to other officers, employees, and agents of the corporation by either written authorization (including powers of attorney) or otherwise, unless such authorization is expressly reserved for the Chairman of the Board or other officer, as applicable.

         In the absence or disability of the Chairman of the Board, or at his request, the Chief Executive Officer may preside at any meeting of the stockholders or of the Board and, in such circumstances, may exercise any of the other powers or perform any of the other duties of the Chairman of the Board.

SECTION 7. CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer shall assist the Chairman of the Board in the performance of his duties and shall perform those duties assigned to him in other provisions of the By-laws and such other duties as may from time to time be assigned to him by the Board or the Chairman of the Board. In the absence or disability of the Chairman of the Board, or at his request, the Chief Executive Officer may preside at any meeting of the stockholders or of the Board and, in such circumstances, may exercise any of the other powers or perform any of the other duties of the Chairman of the Board. Subject to delegations by the Chairman of the Board pursuant to Section 6 of this Article V, the Chief Executive Officer may sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 8. PRESIDENT

         The President shall have general authority over the property, business and affairs of the corporation, and over all subordinate officers, agents and employees of the corporation, subject to the control and direction of the Board, the Executive Committee and the Chairman of the Board, including the power to sign and acknowledge in the name and on behalf of the corporation all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may delegate to any officer, employee or agent of the corporation authority to sign, execute and acknowledge in his place and stead all such documents and instruments.

SECTION 9. VICE CHAIRMAN OF THE BOARD

         In the absence or disability of the Chairman of the Board, the Chief Executive Officer or the President, or at the request of any of them, the Vice Chairman of the Board may preside at any meeting of the stockholders or of the Board. The Vice Chairman shall not be an officer of the corporation and shall not have authority to sign or acknowledge, in the name and on behalf of the corporation, stock certificates, contracts, documents or instruments.

SECTION 10. CHIEF OPERATING OFFICER

         The Chief Operating Officer shall have direct management responsibility for the general business operations of the corporation, and he shall have such powers and perform such duties as may be incident to the office of chief operating officer of a corporation, those duties assigned to him by other provisions of the By-laws, and such other duties as may from time to time be assigned to him either directly or indirectly by the Board, the Chairman of the Board or the President. Subject to delegations by the Chairman of the Board pursuant to Section 6 of this Article V, the Chief Operating Officer may sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 11. CHIEF FINANCIAL OFFICER

         The Chief Financial Officer shall have responsibility for development and administration of the corporation's financial plans and all financial arrangements, its cash deposits and short term investments, its accounting policies and its federal and state tax returns. The Chief Financial Officer shall also be responsible for the corporation's internal control procedures and for its relationship with the financial community. The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him by other provisions of these By-laws and such other duties as may be assigned to him either directly or indirectly by the Board, the Chairman of the Board, the President, or the Chief Operating Officer, or as may be provided by law.

SECTION 12. VICE PRESIDENTS

         Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may from time to time be assigned to him, directly or indirectly, either generally or in specific instances, by the Board, the Chairman of the Board, the President, or the Chief Operating Officer.

         Subject to delegations by the Chief Executive Officer pursuant to
Section 6 of this Article V, each Executive Vice President, Senior Vice President and Vice President shall perform all duties incident to the office of vice president of a corporation and shall have authority to sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

SECTION 13. GENERAL COUNSEL

         The General Counsel shall be the chief legal advisor of the corporation and shall have responsibility for the management of the legal affairs and litigation of the corporation and, in general, he shall perform the duties incident to the office of general counsel of a corporation and such other duties as may be assigned to him either directly or indirectly by the Board, the Chief Executive Officer, or the President, or as may be provided by law.

SECTION 14. SECRETARY

         The Secretary shall keep the minutes of meetings of the stockholders and of the Board in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; he shall be custodian of the records and of the corporate seal or seals of the corporation; he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the corporation, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him directly or indirectly by the Board, the Chairman of the Board, the President, or the General Counsel, or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the corporation.

SECTION 15. TREASURER

         The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by or under authority of the Board; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation; and, in general, he shall perform the duties incident to the office of treasurer of a corporation and such other duties as may be assigned to him directly or indirectly by the Board, the Chairman of the Board, the President, the Chief Operating Officer or the Chief Financial Officer, or as may be provided by law. Any Assistant Treasurer may perform any of the duties or exercise any of the powers of the Treasurer at the request of, or in the absence or disability of, the Treasurer or otherwise as occasion may require in the administration of the business and affairs of the corporation.

SECTION 16. CONTROLLER

         The Controller shall be the chief accounting officer of the corporation. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the corporation; shall cause regular audits of the books and records of account of the corporation and shall supervise the preparation of the corporation's financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to him directly or indirectly by the Board, the Audit Committee, the Chairman of the Board, the President, , the Chief Operating Officer or the Chief Financial Officer, or as may be provided by law.

SECTION 17. ABSENCE OR DISABILITY OF OFFICERS

         In the absence or disability of the Chairman of the Board, the Chief Executive Officer, the President, the Board or a committee thereof may designate individuals to perform the duties of those absent or disabled.

                                   ARTICLE VI
                     STOCK CERTIFICATES AND TRANSFER THEREOF

SECTION 1. STOCK CERTIFICATES

         Except as otherwise permitted by statute, the Restated Certificate of Incorporation or resolution or resolutions of the Board, every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the Chairman of the Board, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by him in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The Board or the Chief Executive Officer shall determine the form of stock certificate of the corporation.

SECTION 2. TRANSFER OF STOCK

         Transfer of shares of the capital stock of the corporation shall be made only on the books (whether physically or electronically) of the corporation by the holder thereof, or by his attorney duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation, and the corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

SECTION 3. TRANSFER AGENTS AND REGISTRARS

         The Board or the Chairman of the Board, as appropriate, may appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation, as may be required by and in accordance with applicable laws, rules and regulations. Except as otherwise provided by the Board or the Chairman of the Board, as appropriate, in respect of temporary certificates, no certificates for shares of capital stock of the corporation shall be valid unless countersigned by a transfer agent and registered by one of such registrars.

SECTION 4. ADDITIONAL REGULATIONS

         The Board or the Chairman of the Board, as appropriate, may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATES

         The Board or the Chairman of the Board may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen or destroyed, or alleged to be lost, stolen or destroyed, upon such terms and in accordance with such procedures as the Board or the Chief Executive Officer shall deem proper and prescribe.


                                   ARTICLE VII
                            DIVIDENDS, SURPLUS, ETC.

         Except as otherwise provided by statute or the Restated Certificate of Incorporation, the Board may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.


                                  ARTICLE VIII
                                      SEAL

         The corporation may have a corporate seal which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX
                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on the first day of January of each year, or on such other day as may be fixed from time to time by the Board.


                                    ARTICLE X
                                 INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION

         Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director (as that term is used in this Article X only, to include Directors elected or appointed pursuant to Article III of these By-laws, Advisory Directors and Emeritus Directors acting at the request of the Board), officer or employee of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); further provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his capacity as a Director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee while a Director, officer or employee, including, without limitation, service to an employee benefit plan) shall be


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made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this
Section 1, or otherwise.

SECTION 2. RIGHT OF INDEMNITEE TO BRING SUIT

         If a claim under Section 1 of this Article X is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders), to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

SECTION 3. NONEXCLUSIVITY OF RIGHTS

         The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise.

SECTION 4. INSURANCE, CONTRACTS AND FUNDING

         The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.


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SECTION 5. WHOLLY OWNED SUBSIDIARIES

         Any person who is or was serving as a Director of a wholly owned subsidiary of the corporation shall be deemed, for purposes of this Article only, to be a Director, officer or employee of the corporation entitled to indemnification under this Article.

SECTION 6. INDEMNIFICATION OF AGENTS OF THE CORPORATION

         The corporation may, by action of the Board from time to time, grant rights to indemnification and advancement of expenses to agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors, officers and employees of the corporation.


                                   ARTICLE XI
                       CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1. CHECKS, DRAFTS, ETC.; LOANS

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board. No loans shall be contracted on behalf of the corporation unless authorized by the Board. Such authority may be general or confined to specific circumstances.

SECTION 2. DEPOSITS

         All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board; and for the purpose of such deposit, the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, or any other officer or agent to whom such power may be delegated by the Board, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the corporation.


                                   ARTICLE XII
                                   AMENDMENTS

         These By-laws may be altered or repealed and new By-laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the entire Board, subject to the rights of the stockholders of the corporation to amend or repeal By-laws made or amended by the


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

Board by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         All references and uses herein of the masculine pronouns "he" or "his" shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as "she" or "her."


                                   ARTICLE XIV
                               SPECIAL PROVISIONS

SECTION 1. BOARD OF DIRECTORS; NOMINATING COMMITTEES.


         Until December 31, 2002 (the "Initial Period"), the Board shall maintain the existence of two Nominating Committees, one of which shall be designated the Group One Nominating Committee and comprised at all times of all (and only) Group One Directors (defined below) and one of which shall be designated the Group Two Nominating Committee and comprised at all times of all (and only) the Group Two Directors (defined below). The Group One Nominating Committee shall be vested with the power and authority (1) to recommend to the Board up to five candidates for nomination by the Board for election at each annual meeting of the stockholders and (2) to designate persons to fill vacancies on the Board as set forth below. The Group Two Nominating Committee shall be vested with the power and authority (1) to recommend to the Board up to seven candidates for nomination by the Board for election at each annual meeting of the stockholders and (2) to designate persons to fill vacancies on the Board as set forth below. The Board shall nominate for election at each annual meeting of the stockholders, and identify as candidates for election as directors on the applicable notice of meeting given pursuant to Article II, Section 4 of these By-laws and in any accompanying document, and subject to the next sentence may nominate only: (1) up to five candidates recommended by the Group One Nominating Committee and (2) up to seven candidates recommended by the Group Two Nominating Committee. In connection with any annual meeting of the stockholders occurring after the completion of a Combination Transaction (defined below), the Board may also nominate, in addition to the candidates nominated pursuant to the prior sentence, candidates who, if elected, would be Combination Directors (defined below). For purposes of this Article XIV, the term "Group One Director" means, so long as such person is a Director, (i) any person designated by The Coastal Corporation ("Coastal") pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 17, 2000, between the Company, El Paso Merger Company and Coastal who became a Director at the effective time of the merger consummated pursuant to the Merger Agreement (the "Effective Time") and
(ii) any person


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

(other than a Combination Director) who subsequently becomes a Director and was recommended or designated by the Group One Nominating Committee pursuant to this
Article XIV; the term "Group Two Director" means, so long as such person is a Director, (i) any person designated by the Company pursuant to the Merger Agreement who was a Director at the Effective Time and (ii) any person (other than a Combination Director) who subsequently becomes a Director and who is recommended or designated by the Group Two Nominating Committee pursuant to this
Article XIV; and the term "Combination Director" means, so long as such person is a Director, (i) any person first elected or appointed as a Director in connection with a Combination Transaction and (ii) any person who becomes a Director and was nominated or designated by the Board to replace a Combination Director. "Combination Transaction" means any merger, consolidation or other business combination transaction the definitive agreement for which is first approved by the Board after the Effective Time (including any acquisition of any business or entity pursuant to a stock or asset purchase or otherwise) by or involving the Company or any subsidiary of the Company. In the event that at any time during the Initial Period, a Group One Director shall resign from the Board, during the Initial Period, the Group One Nominating Committee shall have the sole power and authority to designate the person to fill the vacancy created by such resignation. In the event that at any time during the Initial Period a Group Two Director shall resign from the Board, during the Initial Period, the Group Two Nominating Committee shall have the sole power and authority to fill the vacancy created by such resignation. In the event that any Combination Director shall resign from the Board, the Board may designate a person to fill the vacancy created by such resignation. During the Initial Period, no special meeting of the stockholders may be called for the purpose of removing or electing one or more Directors (other than Combination Directors or candidates who, if elected, would be Combination Directors) without the approval of (1) the Board in accordance with these By-laws (other than this Article XIV) and (2) at least two-thirds of all of the Group One Directors and Group Two Directors, voting together. The provisions of Section 6 of Article IV of these By-laws (other than the first sentence) shall be applicable to the Nominating Committees. During the Initial Period, the Board shall consist of 12 Directors; provided, however, that the Board may, in accordance with Section 1 of Article III of these By-laws, increase the number of Directors to constitute the Board solely in connection with one or more Combination Transactions.

SECTION 2. CERTAIN OFFICERS.

         William A. Wise shall be the Chairman of the Board from and after January 1, 2001 (or any earlier time at which there is no Chairman of the Board). William A. Wise shall also be the Chief Executive Officer and President after the Effective Time. During such period in which William A. Wise is to be Chairman of the Board and/or Chief Executive Officer and President, as applicable, pursuant to this Section 2, William A. Wise may not be removed from such office without the approval of (1) the Board in accordance with these By-laws (other than this Article XIV) and (2) at least two-thirds of all Group One Directors and Group Two Directors, voting together. David A. Arledge shall be the Vice Chairman of the Board after the Effective Time and may not be removed from such office during the Initial Period without the approval of (1) the Board in accordance with these By-laws (other than this Article XIV), and
(2) at least two-thirds of all the Group One Directors and Group Two Directors, voting together. The provisions of the


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

last sentence of Section 6 of Article V of these By-laws shall not be applicable at all times during which William A. Wise is Chairman of the Board.

SECTION 3. SUPERCEDING EFFECT; AMENDMENTS.

         During the Initial Period, the provisions of this Article XIV, Sections 6 and 7 of Article V, Section 8 of Article IV (to the extent applicable to the Nominating Committees) and Section 1 of Article III (to the extent applicable to the last sentence of Section 1 of this Article XIV) shall supercede the provisions of the other Articles and Sections of these By-laws to the extent there is a conflict between the provisions of this Article XIV, Sections 6 and 7 of Article V, Section 8 of Article IV (to the extent applicable to the Nominating Committees) and Section 1 of Article III (to the extent applicable to the last sentence of Section 1 of this Article XIV), on the one hand, and the provisions of such other Articles and Sections, on the other hand. During the Initial Period, this Article XIV, Sections 6 and 7 of Article V, Section 8 of
Article IV (to the extent applicable to the Nominating Committees) and Section 1 of Article III (to the extent applicable to the last sentence of Section 1 of this Article XIV) may not be altered, repealed or superceded by action of the Board without the approval of (1) the Board in accordance with these By-laws (other than this Article XIV), and (2) at least two-thirds of all of the Group One Directors and Group Two Directors, voting together.



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